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                                 EXHIBIT 10.106

                    PROTANK, INC. V NDE ENVIRONMENTAL CORP.

EFFECTIVE NOVEMBER 30, 1995 NDE ENVIRONMENTAL CORPORATION ("NDE"), PROTANK INC. ("PROTANK") AND JOHN R. MASTANDREA ("MASTANDREA"), COMMONLY REFERRED TO AS THE PARTIES, ENTER INTO THIS SETTLEMENT AGREEMENT RESOLVING THE PROTANK V. NDE CASE NO. BC110988 PENDING IN THE SUPERIOR COURT OF STATE OF CALIFORNIA FOR THE COUNTY OF LOS ANGELES CENTRAL DISTRICT:


1. Defendant to pay plaintiff $92,500 as follows: $40,000 cash on or before January 31, 1996 and the balance payable in installments as follows: $20,000 on June 1, 1996, $20,000 on December 1, 1996 and $12,500 on 6/1/97. Defendant
to execute a Stipulated Judgment for $52,500 to be held by counsel for plaintiff and not enforced unless and until defendant fails to timely pay. If an installment payment is not timely made plaintiff shall give written notice to defendants of said default and defendant shall have 10 days from receipt to cure the default. If not cured all outstanding installments accelerated and plaintiff shall have right to enforce judgment amount less any prior payments.

2.  Defendant will waive all royalties due from ProTank.

3. On or before January 31, 1996, Defendant will deliver to plaintiff 3 VPLT NDE 1000 4 channel systems and 1 ProEco four tank system with ullage equipment for both groups. Plaintiff may elect whether he wants acoustic or UTS4T - 4 ullage systems. Defendants shall have no further obligation to deliver other equipment or technologies at that time or any time in the future including but not limited to NDE's proprietary information systems. The equipment shall be used but in operable condition subject to inspection for a one-week period, upon acceptance there shall be no further obligations to repair or warrant the condition of the equipment.

4. Defendant won't object or interfere with plaintiff's procurement of Gilbarco Equipment (Alert Mfg.)

5. Plaintiff may compete with Defendant anywhere except Malaysia and Australia.

6. The parties shall execute a separate patent license agreement. The separate patent license agreement shall provide:

    (a) The title to Mastandrea, Mooney and Hensel/Hunter patents shall be transferred to ProTank et al.
    (b) Patent net recovery split changed to 75% to Mastandrea/ETT, and ProTank and 25% to NDE.





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    (c)  ProTank et al. shall have control of patents but neither party shall be obligated to make expenditures to maintain or enforce.
    (d)  Parties shall reasonably cooperate for transfer.
    (e) Recoveries shall be accounted for and remitted annually with audit right.
    (f) No further provision for Mastandrea testifying and consulting fees or advances.
    (g) NDE shall have the right to sell, use and manufacture systems covered by section 6(A) patents without any royalty to ProTank et al.

If parties unable to agree to form of separate patent license agreement the issues shall be resolved by binding arbitration pursuant to paragraph 8.

7. Plaintiff will have non-exclusive right to manufacture, use and sell VPLT and related ullage equipment everywhere in the world except Australia and Malaysia and the right to use the ProEco system in the United States.

8. Binding arbitration with Hon. Jill S. Robbins, Comm. ("JSR") through ADR Services or mutually agreed person if JSR unavailable in the event of any future dispute between the parties arising out of this agreement.

9. NDE shall transfer to plaintiff 20,000 shares of NDE common stock on or before January 31, 1996.

10. The parties hereby waive application of Section 1542 of the California Civil Code. The parties understand and acknowledge that the significance of waiving Civil Code Section 1542 is that even if the parties should suffer additional harm in the future, they will not be permitted to make any claim for those damages, except for claims under the patent agreement between the parties.

11. The parties on behalf of themselves and their heirs, executives, assigns and for the consideration set forth in this agreement, hereby fully release each other from all known, unknown accrued and unaccrued claims and causes of action which each has against the other.

12. Parties waive the confidentiality provisions of EC 1152.5 such that this agreement may be enforced by motion under CCP 664.6.

13. Defendant represents through its Chairman Jay Chaffee that there are no pending lawsuits, agreements and or licenses regarding the Patents agreement between Mastandrea, ETT and NDE.





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14.  Parties shall cooperate with various regulatory agencies to allow ProTank, its' licensees or assigns to utilize the NDE certified equipment. ProTank will utilize an alternative tradename for the NDE systems and will not reference an affiliation with NDE in any regard.

15. This agreement supersedes any prior existing agreements between the parties, including but not limited to the License Agreement between Tank Vision, Inc. and NDE Technology, Inc. dated May 12, 1987, the Amendment to the license agreement dated December 31, 1992, and the patent agreement between NDE, John Mastandrea and ETT.

16. ProTank and John Mastandrea represents and warrants that no other person or entity has an interest in the Tank Vision license agreement and any amendments thereto.

17. The parties shall have no obligation to cross license any other technology or improvements thereto.

18. Upon receipt of final payment plaintiff shall execute file and provide an acknowledgment of satisfaction of judgment.

19. Agreement shall be deemed effective upon receipt of first cash installment, Equipment described in paragraph 3 and stock described in paragraph 9.




___________________________________            By: _____________________________
Counsel for NDE                                    Jay Allen Chaffee, Chairman
                                                   NDE Environmental Corporation


___________________________________            By: _____________________________
Counsel for ProTank                                John R. Mastandrea, President
                                                   ProTank, Inc.


___________________________________            By: _____________________________
Counsel for John Mastandrea                        John Mastandrea
                                                   Individually





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